Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter And Year ENDED JUNE 30, 2015

Posts quarterly results with revenues of $196.2 Million - Up $94.0 Million and 91.9%;

Net revenues increased 53.7% to $42.7 Million

Adjusted EBITDA increased 46.8% to $6.5 Million

BELLEVUE, WA September 28, 2015 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and twelve months ended June 30, 2015.

Fourth Quarter Financial Highlights (Quarter Ended June 30, 2015)

•	Revenues increased to $196.2 million, up $94.0 million and 91.9% compared to revenues of $102.3 million for the comparable prior year period.
•	Net revenues increased to $42.7 million, up $14.9 million and 53.7% compared to net revenues of $27.8 million for the comparable prior year period.
•

Net income attributable to common shareholders was $1.7 million (including $0.7 million in acquisition costs related to Wheels and other transactions), or $0.04 per basic and fully diluted share, for the fourth fiscal quarter of 2015, compared to net income of $1.6 million, or $0.05 per basic and $0.04 per fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $2.1 million, or $0.05 per basic and fully diluted share, for the fourth fiscal quarter of 2015, compared to adjusted net income attributable to common shareholders of $2.2 million, or $0.06 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA increased 46.8% to $6.5 million for the fourth fiscal quarter of 2015, compared to adjusted EBITDA of $4.5 million in the comparable prior year period.

Network Expansion – Acquisitions

In April 2015, the Company completed its acquisition of Wheels Group, Inc. (“Wheels”), one of the largest non-asset based third party logistics providers based in Canada for approximately $26.9 million in cash and 6.9 million shares of Radiant’s common stock. Through its intermodal and truck brokerage operations in the United States and Canada, Wheels brings significant geographic and service line expansion to complement the Company’s freight forwarding operations. The transaction is expected to enhance customer relationships and facilitate cross-selling opportunities across the combined Radiant-Wheels Network.

In June 2015, the Company acquired Service By Air, Inc. (“SBA”), a domestic and international freight forwarding operation servicing a diversified account base including manufacturers, distributors and retailers through a combination of company-owned operating locations in Lawrence, New York (JFK), Carson, California (LAX) and San Francisco, California (SFO) and forty independent agency locations across North America. Based on historic financial statements provided by its management, SBA generated approximately $130.7 million in revenues for the twelve months ended August 31, 2014. The base purchase price was approximately $12.25 million, consisting of $11.4 million paid in cash at closing, and $0.85 million payable net of working capital and other holdbacks.

Concurrent with the acquisition of SBA, the Company also acquired Highways and Skyways, Inc. (“Highways”), a privately-held company based near Cincinnati, Ohio. Highways services a full range of domestic and international transportation and logistics services to manufacturing, apparel, paper products, medical devices, consumer products and technology industries. Highways was founded in 1987 and from inception through the date of acquisition, Highways operated as an independent agency for SBA. Based on management generated internal historical financial statements, Highways generated approximately $11.5 million in revenue for the twelve months ended December 31, 2014. $7.5 million of which was reported as SBA revenue and $4.5 million of which was reported as Highways revenue.

Growth Capital

In July 2015, the Company closed a public offering of 6,133,334 shares; including the full exercise of the underwriters’ overallotment option, at a price of $6.75 per share. Proceeds from the offering totaled $38.4 million after deducting the underwriting discount and offering costs of approximately $3.0 million. The proceeds were used to repay amounts outstanding under the Company’s senior credit facility and positions the Company for future growth.

CEO Comments

“We are very pleased to report record results for the quarter ended June 30, 2015 and our continuing trend of double-digit earnings growth,” said Bohn Crain, Founder and CEO. “We posted revenues of $196.2 million, up $94.0 million and 91.9%; net revenues of $42.7 million, up $14.9 million and 53.7%; and adjusted EBITDA of $6.5 million, up 2.1 million and 46.8% over the comparable prior year period. We were also very productive on the acquisition front this quarter with our acquisition of Wheels, Service by Air and Highways and Skyways. As a reminder, these quarterly results include only 22 days of contribution from our acquisition of SBA and only 1 month’s contribution from Highways and Skyways. On a combined basis we expect these two acquisitions to contribute approximately $4.5 million in incremental run-rate EBITDA (including the benefit of an estimated $1.0 million in cost synergies in connection with the wind-down of SBA’s legacy back-office operations). In addition, these results exclude any benefit from an estimated $1.0 million in annual cost synergies we anticipate in connection with the Wheels facilities consolidation in Toronto which we completed in July.”

“We also continue to make good progress on the integration front: (1) in Toronto, we completed our facilities consolidation combining three separate Wheels operations under one roof, (2) in New York, we are combining our company owned SBA and Radiant operations, (3) in Los Angeles, we are combining our company owned Wheels, SBA and Radiant operations and (4) in Cincinnati, we are combining our company owned Wheels and Highways and Skyways operations. Each integration represents an opportunity for us to unlock both revenue and cost synergies across the network as we combine the strengths of each respective group. In addition, as we continue to grow and scale the business we are creating density in our trade lanes which creates opportunities for us to leverage the On Time network to more efficiently source and manage our transportation capacity.”

Crain continued: “We expect to grow our business organically and by completing acquisitions of other companies with complementary geographical and logistics service offerings. Our organic growth strategy will continue to focus on strengthening existing and expanding new customer relationships leveraging the benefit of our new truck brokerage and intermodal service offerings, while continuing our efforts on the organic build-out of our network of strategic operating partner locations. With the benefit of our recent equity raise, we also believe we are very well positioned to continue our disciplined approach of acquiring non-asset based businesses. We have very low leverage on our balance sheet at this point and continue to search for acquisition candidates that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. This is the same multi-pronged growth strategy that has consistently delivered profitable growth over the past 10 years and we remain very bullish on the growth platform that we have created at Radiant and the prospects for our scalable non-asset based business model moving forward.”

“Our updated guidance for our fiscal year ending June 30, 2016 remains in line with our prior projections. Excluding the impact of additional acquisitions under consideration, gain on litigation, or other extraordinary or non-recurring items, we are projecting adjusted EBITDA in the range of $30.0 - 34.0 million on approximately $900.0 - $950.0 million in revenues, and $195 million to $205 million in net revenues. This equates to adjusted net income available to common shareholders in the range of $12.0 - $14.7 million, or $0.24 - $0.30 per basic and $0.24 - $0.29 per fully diluted share.

Fourth quarter ended June 30, 2015 – Financial Results

For the three months ended June 30, 2015, Radiant reported net income attributable to common shareholders of $1,667,000 on $196.2 million of revenues, or $0.04 per basic and fully diluted share. For the three months ended June 30, 2014, Radiant reported net income attributable to common shareholders of $1,604,000 on $102.3 million of revenues, or $0.05 per basic and $0.04 per fully diluted share.

For the three months ended June 30, 2015, Radiant reported adjusted net income attributable to common shareholders of $2,115,000, or $0.05 per basic and fully diluted share. For the three months ended June 30, 2014, Radiant reported adjusted net income attributable to common shareholders of $2,198,000, or $0.06 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $6,545,000 for the three months ended June 30, 2015, compared to adjusted EBITDA of $4,460,000 for the three months ended June 30, 2014.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending June 30, 2015 and 2014 appears at the end of this release.

Year ended June 30, 2015 – Financial Results

For the year ended June 30, 2015, Radiant reported net income attributable to common shareholders of $3,829,000 on $502.6 million of revenues, or $0.11 per basic and $0.10 per fully diluted share. For the year ended June 30, 2014, Radiant reported net income attributable to common shareholders of $4,027,000 on $349.1 million of revenues, or $0.12 per basic and $0.11 per fully diluted share.

For the year ended June 30, 2015, Radiant reported adjusted net income attributable to common shareholders of $6,825,000, or $0.19 per basic and $0.18 per fully diluted share. For the year ended June 30, 2014, Radiant reported adjusted net income attributable to common shareholders of $7,298,000, or $0.22 per basic and $0.21 per fully diluted share.

The Company also reported adjusted EBITDA of $17,268,000 for the year ended June 30, 2015, compared to adjusted EBITDA of $14,777,000 for the year ended June 30, 2014.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the years ended June 30, 2015 and 2014 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Monday, September 28, 2015 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13620540. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a comprehensive North American provider of third party logistics and multimodal transportation services. As a non-asset provider, with minimal investment in equipment, the company delivers advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America under the Radiant®, Wheels™, On-Time™, Airgroup®, Adcom®, Distribution by Air™ and Service by Air network brands. Through its comprehensive service offering, the company provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; our ability to maintain positive relationships with Wheels' third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	June 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$7,268,144	$2,880,205
Accounts receivable, net of allowance of $1,551,202 and $1,034,934, respectively	127,348,546	65,066,555
Current portion of employee and other receivables	110,728	232,791
Income tax deposit	4,102,191	—
Prepaid expenses and other current assets	5,671,872	2,926,431
Deferred tax asset	1,977,433	925,208
Total current assets	146,478,914	72,031,190

Furniture and equipment, net	13,175,890	1,265,107

Acquired intangibles, net	82,954,682	15,041,988
Goodwill	63,089,222	28,247,003
Employee and other receivables, net of current portion	5,000	22,070
Deposits and other assets	3,002,492	617,093
Total long-term assets	149,051,396	43,928,154
Total assets	$308,706,200	$117,224,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$92,735,266	$45,510,140
Commissions payable	9,449,047	5,569,671
Other accrued costs	7,022,242	2,517,415
Income taxes payable	—	436,328
Due to former shareholders of acquired operations	683,593	—
Current portion of notes payable	543,086	—
Current portion of contingent consideration	1,872,000	1,541,000
Current portion of transition and lease termination liability	282,849	319,826
Other current liabilities	297,727	—
Total current liabilities	112,885,810	55,894,380

Notes payable, net of current portion	85,892,515	7,243,371
Contingent consideration, net of current portion	5,741,000	9,626,000
Transition and lease termination liability, net of current portion	923	198,502
Deferred rent liability	1,143,749	560,248
Deferred tax liability	17,544,417	2,774,506
Other long-term liabilities	1,004,812	2,610
Total long-term liabilities	111,327,416	20,405,237
Total liabilities	224,213,226	76,299,617

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 42,563,224 and 34,326,308 shares issued and outstanding, respectively	24,018	15,781
Additional paid-in capital	74,658,960	34,558,785
Deferred compensation	(4,166)	(9,209)
Retained earnings	10,146,282	6,317,473
Accumulated other comprehensive loss	(394,547)	—
Total Radiant Logistics, Inc. stockholders’ equity	84,431,386	40,883,669
Non-controlling interest	61,588	41,165
Total stockholders’ equity	84,492,974	40,924,834
Total liabilities and stockholders’ equity	$308,706,200	$117,224,451

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Revenues	$196,233,799	$102,254,964	$502,664,981	$349,133,058
Cost of transportation	153,532,648	74,478,185	378,942,137	249,897,847
Net revenues	42,701,151	27,776,779	123,722,844	99,235,211

Operating partner commissions	17,537,350	14,246,080	60,355,824	53,654,531
Personnel costs	13,467,269	6,552,772	34,225,627	21,836,922
Selling, general and administrative expenses	6,274,735	3,079,025	15,384,020	10,728,131
Depreciation and amortization	2,700,292	1,227,778	6,358,847	4,532,135
Transition and lease termination costs	374,455	—	769,541	—
Change in contingent consideration	(2,772,210)	(683,000)	(3,921,222)	(2,040,567)
Total operating expenses	37,581,891	24,422,655	113,172,637	88,711,152

Income from operations	5,119,260	3,354,124	10,550,207	10,524,059

Other income (expense):
Interest income	14,714	1,498	16,701	8,091
Interest expense	(1,544,339)	(88,960)	(1,873,140)	(1,194,303)
Loss on write-off of debt discount	—	—	—	(1,238,409)
Foreign exchange loss	(786,671)	35,473	(738,858)	(27,563)
Other	(67,663)	19,681	16,429	191,945
Total other expense	(2,383,959)	(32,308)	(2,578,868)	(2,260,239)

Income before income tax expense	2,735,301	3,321,816	7,971,339	8,263,820

Income tax expense	(538,693)	(1,192,606)	(2,016,557)	(3,081,865)

Net income	2,196,608	2,129,210	5,954,782	5,181,955
Less: Net income attributable to non-controlling interest	(17,777)	(14,321)	(80,423)	(63,642)

Net income attributable to Radiant Logistics, Inc.	2,178,831	2,114,889	5,874,359	5,118,313
Less: Preferred stock dividends	(511,387)	(511,388)	(2,045,550)	(1,091,275)

Net income attributable to common stockholders	$1,667,444	$1,603,501	$3,828,809	$4,027,038

Other comprehensive income (loss):
Foreign currency translation loss	(394,547)	—	(394,547)	—
Comprehensive income	$1,272,897	$1,603,501	$3,434,262	$4,027,038

Net income per common share:
Basic	$0.04	$0.05	$0.11	$0.12
Diluted	$0.04	$0.04	$0.10	$0.11

Weighted average shares outstanding:
Basic shares	42,075,439	34,209,601	36,446,778	33,716,367
Diluted shares	43,621,917	35,755,520	38,021,511	35,458,401

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$1,667,444	$1,603,501	$3,828,809	$4,027,038

Net income per common share:
Basic	$0.04	$0.05	$0.11	$0.12
Diluted	$0.04	$0.04	$0.10	$0.11

Weighted average shares outstanding:
Basic shares	42,075,439	34,209,601	36,446,778	33,716,367
Diluted shares	43,621,917	35,755,520	38,021,511	35,458,401

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$1,667,444	$1,603,501	$3,828,809	$4,027,038
Adjustments to net income:
Income tax expense	538,693	1,192,606	2,016,557	3,081,865
Depreciation and amortization	2,700,292	1,227,778	6,358,847	4,532,135
Change in contingent consideration	(2,772,210)	(683,000)	(3,921,222)	(2,040,567)
Transition and lease termination costs	216,097	—	611,183	—
Acquisition related costs	745,550	45,136	2,016,944	352,805
Non-recurring legal costs	239,046	321,465	600,938	614,614
Amortization of loan fees and OID	99,125	15,296	145,010	211,279
Severance and transition costs associated with acquisitions	158,358	—	158,358	—
Loss on write-off of debt discount	—	—	—	1,238,409

Adjusted Net Income before income taxes	3,592,395	3,722,782	11,815,424	12,017,578

Provision for income taxes at 36% before preferred dividend requirement	(1,477,362)	(1,524,301)	(4,989,951)	(4,719,187)

Adjusted net income	$2,115,033	$2,198,481	$6,825,473	$7,298,391

Adjusted net income per common share:
Basic	$0.05	$0.06	$0.19	$0.22
Diluted	$0.05	$0.06	$0.18	$0.21

	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of net income to adjusted EBITDA	2015	2014	2015	2014

Net income attributable to common stockholders	$1,667,444	$1,603,501	$3,828,809	$4,027,038
Preferred stock dividends	511,387	511,388	2,045,550	1,091,275

Net income attributable to Radiant Logistics, Inc.	2,178,831	2,114,889	5,874,359	5,118,313
Income tax expense	538,693	1,192,606	2,016,557	3,081,865
Depreciation and amortization	2,700,292	1,227,778	6,358,847	4,532,135
Net interest expense	1,529,625	87,462	1,856,439	1,186,212

EBITDA	6,947,441	4,622,735	16,106,202	13,918,525

Share-based compensation	382,588	189,170	1,115,360	666,098
Change in contingent consideration	(2,772,210)	(683,000)	(3,921,222)	(2,040,567)
Acquisition related costs	745,550	45,136	2,016,944	352,805
Non-recurring legal costs	239,046	321,465	600,938	614,614
Transition and lease termination costs	216,097	—	611,183	—
Loss on write-off of debt discount	—	—	—	1,238,409
Foreign exchange loss	786,671	(35,473)	738,858	27,563

Adjusted EBITDA	$6,545,183	$4,460,033	$17,268,263	$14,777,447
As a % of Net Revenues	15.3%	16.1%	14.0%	14.9%

Reconciliation of Non-GAAP Financial Measures to Preliminary Guidance

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the Company’s preliminary guidance for its pro forma fiscal year ending June 30, 2016 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$3,019 – $5,669
Less: Preferred Dividend Requirement	$(2,046)
Net income attributable to common stockholders	$973 – $3,623
Net income per common share:
Basic and Diluted	$0.02 – 0.07
Weighted average shares outstanding:
Basic shares	49,000,000
Diluted shares	50,500,000

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$973 – $3,623
Adjustments to net income:
Income tax expense	$1,766 - $3,256
Depreciation and amortization	$13,916
Lease Termination Costs	3,000
Change in contingent consideration	$250
Adjusted net income before taxes	$19,905 - $24,045
Less: Provision for income taxes at blended 36% before preferred dividend requirement of $2,046	$(7,902) – (9,393)
Adjusted net income	$12,003 - $14,652
Adjusted net income per common share:
Basic	$0.24 – 0.30
Diluted	$0.24 – 0.29

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$3,019 – $5,669
Less: Preferred dividends	$(2,046)
Net income attributable to common stockholders	$973 – $3,623
Adjustments to net income:
Preferred dividend	$2,046
Interest expense - net	$6,799-$6,659
Income tax expense	$1,766 – $3,256
Lease Termination Costs	$3,000
Depreciation and amortization	$13,916
EBITDA	$28,500 -$32,500
Share-based compensation	$1,250
Change in contingent consideration	$250
Adjusted EBITDA	$30,000 - $34,000

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.